FOR IMMEDIATE RELEASE

Contact:
Julie Leber
Spotlight Marketing Communications
949.427.5172, ext. 703
julie@spotlightmarcom.com

MVP REIT and MVP REIT II Engage Ladenburg Thalmann & Co. to
Assist with Strategic Alternatives and Stockholder Liquidity

SAN DIEGO (June XX, 2016) – MVP REIT, Inc. and MVP REIT II, Inc. announced today that the companies and their affiliated entities have engaged investment banking firm Ladenburg Thalmann & Co. Inc. to act as financial advisor in connection with investment banking matters, including the exploration of various courses of action to enhance stockholder liquidity and value.
Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT:LTS), will advise the REITs on the possible listing of one or both of the company's common stock on a national securities exchange, strategic alliances and acquisitions, potential borrowings and future capital raises. MVP REIT II also announced that it anticipates it will close its current public offering of its common stock on or about October 1, 2016.  The board of directors of MVP REIT II may extend the closing date at its sole discretion.
"The MVP REITs are unique in that they invest solely in parking structures and facilities around the country, a compelling asset class that we believe provides us and our stockholders with tremendous upside opportunities," said Mike Shustek, chairman and chief executive officer of MVP REIT, and president, chief executive officer and chairman of the board of MVP REIT II. "The engagement of Ladenburg Thalmann as our strategic advisor validates our pioneering investment strategy and may allow us to unlock additional stockholder value as we pursue further avenues to expand our portfolio and reach."
About MVP REIT, Inc.
MVP  REIT  is  a  publicly  registered,  non-traded  hybrid  real  estate  investment  trust.  MVP  REIT,  which closed  to  new  subscriptions  on  September  15,  2015,  intends  to  use  the proceeds  from  its  offering  to invest in a diversified portfolio of income producing commercial real estate properties and loans secured by  income-producing  commercial  real  estate  as  well  as  to  pay  expenses  and  fees  associated  with  the offering.
About MVP REIT II, Inc.
MVP REIT II, Inc. intends to operate as a publicly registered, non-traded real estate investment trust. It is currently conducting a public  offering  of  up  to  20,000,000  shares  of  its  common  stock  at  $25.00  per share  and  up  to  an  additional  2,000,000  shares  of  its  common  stock  for  issuance  under  its  distribution reinvestment plan at $25.00 per share. MVP REIT II intends to invest in a portfolio of parking facilities located throughout the United States and Canada. For more information regarding MVP REIT II, please visit TheParkingREIT.com.
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Forward-looking statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to:  volatility in the debt or equity markets affecting our ability to acquire or sell real estate assets; national and local economic, business and real estate market conditions, including the likelihood of a prolonged economic slowdown or recession; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions and loans; and the performance of real estate assets and loans after they are acquired. Although MVP believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, they can give no assurance that the expectations will be attained or that any deviation will not be material. MVP does not undertake any obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in expectations.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.
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